EXHIBIT 15.1

May 12, 2005

Cendant Corporation
9 West 57th Street
New York, New York

We have made a review, in accordance with the standards of the Public Company Accounting Oversight Board (United States), of the unaudited interim financial information of Cendant Corporation and subsidiaries for the three-month periods ended March 31, 2005 and 2004 and have issued our report dated May 4, 2005. As indicated in our report, because we did not perform an audit, we expressed no opinion on that information.

We are aware that our report referred to above, which was included in your Quarterly Report on Form 10-Q for the quarter ended March 31, 2005 is incorporated by reference in this Registration Statement.

We are also aware that the aforementioned reports, pursuant to Rule 436(c) under the Securities Act of 1933, are not considered a part of the Registration Statement prepared or certified by an accountant or a report prepared or certified by an accountant within the meaning of Sections 7 and 11 of that Act.

/s/ Deloitte & Touche LLP
New York, New York

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